Exhibit 10.2

SCHOLASTIC CORPORATION
2013 EXECUTIVE PERFORMANCE INCENTIVE PLAN

1.        Purpose

The purpose of this Plan is to attract, retain, and motivate key employees by providing annual cash performance awards to designated key employees of the Company and its Affiliates. This Plan is intended to establish a clear link between performance and the level of awards paid to such designated key employees with a focus on overall corporate growth and performance as well as on group, divisional or unit growth and performance. This Plan is effective as of July 17, 2013, subject to approval by the stockholders of the Company entitled to vote thereon in accordance with the laws of the State of Delaware.

2.        Definitions

Unless the context otherwise requires, the words which follow shall have the following meaning:

(a)        “Affiliate”—shall mean each corporation that is a member of the Company’s affiliated group, within the meaning of Code Section 1504 (without regard to Code Section 1504(b)) other than any subsidiary of the Company that is itself a publicly held corporation, and subsidiaries of such public corporation, as such term is defined in Code Section 162(m) and the Treasury regulations issued thereunder.

(b)        “Award”—shall mean the total annual Performance Award as determined under the Plan.

(c)        “Board”—shall mean the Board of Directors of the Company.

(d)        “Change in Control of the Company”—shall have the meaning set forth in the Participant’s employment agreement (if any) or other written agreement with the Company or an Affiliate with respect to the Plan. If a Participant does not have an employment agreement or other written agreement which defines Change in Control, the provisions of the Plan with respect to a Change in Control shall not apply to such Participant.

(e)        “Code”—shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

(f)        “Code Section 162(m)”—shall mean the exception for performance-based compensation under Section 162(m) of the Code or any successor section and the Treasury regulations promulgated thereunder.

(g)        “Company”—shall mean Scholastic Corporation and any successor by merger, consolidation or otherwise.

(h)        “Committee”—shall mean the Human Resources and Compensation Committee of the Board (or subcommittee thereof) or such other Committee of the Board that is appointed by the Board all of whose members shall be “outside directors,” as defined under Code Section 162(m).

(i)        “Individual Target Award”—shall mean the targeted performance award for a Plan Year specified by the Committee as provided in Section 5 hereof.

(j)        “Participant”—shall mean an employee of the Company or any of its Affiliates selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with this Plan.

(k)       “Performance Award”—shall mean the amount paid or payable under Section 6 hereof.

(l)        “Plan”—shall mean this Scholastic Corporation 2013 Executive Performance Incentive Plan.

(m)      “Plan Year”—shall mean the fiscal year of the Company.

3.        Administration and Interpretation of the Plan

The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the performance criteria for Awards within the Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan’s administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in this Plan in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under Code Section 162(m).

Decisions of the Committee shall be made by a majority of its members. All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive, and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the senior management of the Company. The Plan is intended to comply with

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Code Section 162(m), and all provisions contained herein shall be limited, construed, and interpreted in a manner to so comply.

4.        Eligibility and Participation

(a)        For each Plan Year, the Committee shall select, in its discretion, key employees of the Company or any of its Affiliates who are to participate in the Plan.

(b)        No person shall be entitled to any Award under this Plan for any Plan Year unless he or she is so designated as a Participant for that Plan Year. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion, subject to any limitations required to comply with Code Section 162(m).

5.        Individual Target Award

For each Participant for each Plan Year, the Committee may specify a targeted performance award. The Individual Target Award may be expressed, at the Committee’s discretion, as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan), or an amount determined pursuant to an objective formula or standard. Establishment of an Individual Target Award for an employee for a Plan Year shall not imply or require that the same level of Individual Target Award (if any such award is established by the Committee for the relevant employee) be set for any subsequent Plan Year. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Plan Year. Notwithstanding anything else herein, the Committee may, in its sole discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award (or attained percentage thereof) regardless of the degree of attainment of the Performance Goals; provided that no such discretion to reduce an Award earned based on achievement of the applicable Performance Goals shall be permitted for the Plan Year in which a Change in Control of the Company occurs, or during such Plan Year with regard to the prior Plan Year if the Awards for the prior Plan Year have been earned but have not been paid by the time of the Change in Control of the Company, with regard to individuals who were Participants at the time of the Change in Control of the Company; and further provided that no such discretion to reduce an Award otherwise payable to a Participant shall result in an increase in an Award payable to another Participant.

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6.        Performance Award Program

6.1        PERFORMANCE AWARDS. Subject to Section 7 herein, each Participant is eligible to receive up to the achieved percentage of their Individual Target Award for such Plan Year (or, subject to Section 5, such lesser amount as determined by the Committee in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to subsection 6.2 and the formula or standard established pursuant to Section 5. Except as specifically provided in Section 7, no Performance Award shall be paid to a Participant for a Plan Year unless the minimum Performance Goals for such Plan Year are attained.

6.2        OBJECTIVE PERFORMANCE GOALS, FORMULAE OR STANDARDS (THE “PERFORMANCE GOALS”). The Committee shall establish the objective performance goals, formulae or standards and the Individual Target Award applicable to each Participant or class of Participants for a Plan Year in writing prior to the beginning of such Plan Year or at such later date as permitted under Code Section 162(m) and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate, if and only to the extent permitted under Code Section 162(m), provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent any such provision would create impermissible discretion under Code Section 162(m) or otherwise violate Code Section 162(m), such provision shall be of no force or effect. These Performance Goals shall be based on one or more of the following criteria with regard to the Company or any of its Affiliates (or a group, division, operational unit or administrative department of the Company or any of its Affiliates): (i) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (ii) performance measured by revenues, net profit, net income, operating income or any combination of any or all of the foregoing (any or all of which may be measured without regard to extraordinary items); (iii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (iv) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (v) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (vi) the attainment of certain target levels in the fair market value of the shares of the Company’s common stock; (vii) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (viii) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (x) the attainment of certain target levels

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of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (xi) the attainment of certain target levels of, or a specified increase in, free or operational cash flow; and (xii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee. For purposes of items (ii) and (iv) above, “extraordinary items” shall mean all items of gain, loss or expense for the Plan Year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards as defined by the Financial Accounting Standards Board’s Accounting Standards Codification Topic 225-20.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company or any of its Affiliates (or a group, division, operational unit or administrative department of the Company or any of its Affiliates) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

6.3        COMMITTEE CERTIFICATION. Performance Awards shall not be paid before the Committee certifies in writing that the Performance Goals specified pursuant to subsection 6.2 have been satisfied. Notwithstanding the forgoing, the Committee may, in its sole and absolute discretion, permit the payment of Performance Awards with respect to a Plan Year in the case of death or “disability” of the Participant (within the meaning of Code Section 409A) or, to the extent provided in Section 7.3 of the Plan, Change in Control of the Company during such Plan Year without regard to actual achievement of the Performance Goals and whether or not payment of such Awards would be deductible; provided, however, that this provision shall be of no force or effect to the extent Awards made under the Plan would fail to be qualified performance-based compensation under Code Section 162(m)(4)(C) and Treasury regulations issued thereunder regardless of payment. The Committee may not use its discretion to increase a Performance Award that would otherwise be payable upon attainment of the Performance Goals. The Committee shall use its best efforts to make a determination with regard to satisfaction of the Performance Goals as soon as practicable after the end of each Plan Year.

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7.        Time of Payment

7.1        GENERAL. Except as otherwise provided in this Section 7, Awards shall be paid no later than two and one-half 2½ months following the Plan Year in which they are earned subject to the Participant’s continued active employment with the Company or any of its Affiliates on the payment date.

7.2        DISABILITY AND DEATH. The Committee, in its sole discretion, may waive the requirement of continued active employment on the payment date in the event that during the Plan Year to which the Performance Award relates the Participant experiences a termination of employment due to death or disability.

7.3        CHANGE IN CONTROL. In the event of a Change in Control of the Company during the Plan Year to which an Award relates, the Committee may, in its discretion, pay upon the consummation of such transaction a pro-rata portion (through the date of the Change in Control of the Company) of the Performance Award for such Plan Year at 100% of the Individual Target Award. Any such immediate pro-rata payment shall reduce any other Award made for such Plan Year under this Plan to the Participant by the amount of the pro-rata payment.

7.4        DEFERRAL ELECTION. A Participant may elect to defer payment of an Award pursuant to a written agreement executed on or before the date that is six months before the end of the Plan Year to which the Performance Award relates in accordance with any deferred compensation program in effect applicable to such Participant and in compliance with the requirements of Code Section 409A. Any Performance Award deferred by a Participant shall be subject to the provisions of the Company’s Management Stock Purchase Plan or any successor plan. The Participant shall have no right to receive payment of any deferred Award prior to the attainment of the Performance Goals for the Plan Year to which the Award relates and certification of such attainment by the Committee and until the Participant has a right to receive such amount under the terms of the applicable deferred compensation program.

8.        Non-Assignability

No Award under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and, to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

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9.        No Right to Employment

Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the employment of any Participant.

10.       Amendment or Termination

The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of this Plan at any time; provided, that no such amendment shall, without the prior approval of the stockholders of the Company entitled to vote thereon in accordance with the laws of the State of Delaware to the extent required under Code Section 162(m): (i) materially alter the Performance Goals as set forth in subsection 6.2; (ii) change the class of eligible employees set forth in Section 4(a); or (iii) implement any change to a provision of the Plan requiring stockholder approval in order for the Plan to continue to comply with the requirements of Code Section 162(m). Furthermore, no amendment, suspension, or termination shall, without the consent of the Participant, alter or impair a Participant’s right to receive payment of an Award for a Plan Year otherwise payable hereunder.

11.       Severability

In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

12.       Withholding

The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, or local income or other taxes incurred by reason of payments pursuant to the Plan.

13.       Sections 162(m) and 409A

It is intended that the Plan be administered in compliance with Code Section 162(m) so that the Awards paid under the Plan to Participants who are or may become subject to Code Section 162(m) will be treated as qualified performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the

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requirements of Code Section 162(m), then the Committee may construe or amend such provision to the extent necessary to conform to such requirements.

It is intended that the Awards granted under the Plan shall be exempt from, or in compliance with, Code Section 409A. In the event any of the Awards issued under the Plan are subject to Code Section 409A, it is intended that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to a Participant under Code Section 409A. The Plan shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary, the Company may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of or excise tax under Code Section 409A provided that such action is consistent with the requirements of Code Section 162(m). Neither the Company nor its Affiliates, nor their current employees, officers, directors, representatives or agents shall have any liability to any current or former Participant with respect to any accelerated taxation, additional taxes, penalties or interest for which any current or former Participant may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A.

14.       Governing Law

This Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

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